Exhibit 99.1

Raytheon Company
Global Headquarters
Waltham, Mass.

Investor Relations Contact
Kelsey DeBriyn
781.522.5141

Media Contact
Corinne Kovalsky
781.522.5899
For Immediate Release

Raytheon Reports Strong First Quarter 2019 Results

•	Net sales of $6.7 billion, up 7.4 percent

•	EPS from continuing operations of $2.77, up 25.9 percent

•	Increased annual dividend by 8.6 percent, as previously announced
__________________________________________________________________________________________________

WALTHAM, Mass., (April 25, 2019) - Raytheon Company (NYSE: RTN) today announced net sales for the first quarter 2019 of $6.7 billion, up 7.4 percent compared to $6.3 billion in the first quarter 2018. First quarter 2019 EPS from continuing operations was $2.77 compared to $2.20 in the first quarter 2018. The increase in the first quarter 2019 EPS from continuing operations was primarily driven by operational improvements and pension-related items.
“We delivered strong operating performance in the first quarter with our company bookings, sales, earnings per share and cash flow all ahead of our expectations,” said Thomas A. Kennedy, Raytheon Chairman and CEO. “The Raytheon team remains focused on driving strong execution and future growth by developing and delivering innovative solutions that address our customers’ most complex challenges.”
Operating cash flow from continuing operations for the first quarter 2019 was an outflow of $411 million compared to an inflow of $283 million for the first quarter 2018. The decrease in operating cash flow from continuing operations in the first quarter 2019 was primarily due to higher net cash taxes and the timing of payments. Operating cash flow from continuing operations for the first quarter 2019 was better than the company’s prior guidance.
In the first quarter 2019, the company repurchased 2.8 million shares of common stock for $500 million. In addition, as previously announced, Raytheon’s Board of Directors voted to increase the annual dividend rate by 8.6 percent, from $3.47 to $3.77 per share, the fifteenth consecutive annual dividend increase.
The company had bookings of $5.4 billion in the first quarter 2019, compared with $6.3 billion in the first quarter 2018.

Summary Financial Results

	1st Quarter		%
($ in millions, except per share data)	2019	2018	Change

Bookings	$5,368	$6,311	(14.9)%
Net Sales	$6,729	$6,267	7.4%
Income from Continuing Operations attributable to Raytheon Company	$781	$634	23.2%
EPS from Continuing Operations	$2.77	$2.20	25.9%
Operating Cash Flow from Continuing Operations	$(411)	$283
Workdays in Fiscal Reporting Calendar	63	64
Backlog at the end of the first quarter 2019 was $41.1 billion, an increase of $2.9 billion or 8 percent compared to the end of the first quarter 2018.

Backlog
	Period Ending
($ in millions)	Q1 2019	Q1 2018	2018
Backlog	$41,073	$38,139	$42,420
Outlook
The company has updated its financial outlook for 2019. Charts containing additional information on the company’s 2019 outlook are available on the company’s website.

2019 Financial Outlook
	Current	Prior (1/31/19)
Net Sales ($B)	28.6 - 29.1	28.6 - 29.1
Deferred Revenue Adjustment ($M)	(2)	(2)
Amortization of Acquired Intangibles ($M)	(110)*	(114)
FAS/CAS Operating Adjustment ($M)	1,463	1,463
Retirement Benefits Non-service Expense, non-operating ($M)	(726)	(726)
Interest Expense, net ($M)	(153) - (158)	(153) - (158)
Diluted Shares (M)	279 - 281	279 - 281
Effective Tax Rate	17.0% - 17.5%	17.0% - 17.5%
EPS from Continuing Operations	$11.40 - $11.60	$11.40 - $11.60
Operating Cash Flow from Continuing Operations ($B)	3.9 - 4.1	3.9 - 4.1
*Denotes change from prior guidance
Segment Results
The company’s reportable segments are: Integrated Defense Systems (IDS); Intelligence, Information and Services (IIS); Missile Systems (MS); Space and Airborne Systems (SAS); and Forcepoint™.
As previously announced, Wesley D. Kremer was appointed President of MS, succeeding Dr. Taylor W. Lawrence, who informed the company of his intention to retire. Additionally, Ralph H. Acaba was appointed President of IDS, succeeding Kremer. The new appointments were effective March 30, 2019.

Integrated Defense Systems
	1st Quarter
($ in millions)	2019	2018	% Change
Net Sales	$1,550	$1,489	4%
Operating Income	$258	$273	(5)%
Operating Margin	16.6%	18.3%
Integrated Defense Systems (IDS) had first quarter 2019 net sales of $1,550 million, up 4 percent compared to $1,489 million in the first quarter 2018. The increase in net sales for the quarter was primarily driven by higher net sales on various Patriot® programs and a naval radar program.
IDS recorded $258 million of operating income in the first quarter 2019 compared to $273 million in the first quarter 2018. The decrease in operating income for the quarter was primarily driven by a change in mix and other performance.
During the quarter, IDS booked $418 million on the Air and Missile Defense Radar (AMDR) program for the U.S. Navy. IDS also booked $310 million to provide Patriot engineering services support and $103 million to provide advanced Patriot air and missile defense capability, both for the U.S. Army and international customers.

Intelligence, Information and Services
	1st Quarter
($ in millions)	2019	2018	% Change
Net Sales	$1,777	$1,582	12%
Operating Income	$187	$117	60%
Operating Margin	10.5%	7.4%
Intelligence, Information and Services (IIS) had first quarter 2019 net sales of $1,777 million, up 12 percent compared to $1,582 million in the first quarter 2018. The increase in net sales for the quarter was primarily driven by higher net sales on classified programs in both cyber and space.
IIS recorded $187 million of operating income in the first quarter 2019 compared to $117 million in the first quarter 2018. The increase in operating income for the quarter was primarily driven by a change in mix and other performance, which included $21 million of gains related to the consolidation, as planned, of an entity that was previously an equity investment, and $13 million of gains from asset sales.
During the quarter, IIS booked $744 million on a number of classified programs. IIS also booked $148 million on domestic and foreign training programs in support of Warfighter FOCUS activities, and $82 million to provide support for the North Warning System for the Canadian government.

Missile Systems
	1st Quarter
($ in millions)	2019	2018	% Change
Net Sales	$2,006	$1,848	9%
Operating Income	$190	$212	(10)%
Operating Margin	9.5%	11.5%
Missile Systems (MS) had first quarter 2019 net sales of $2,006 million, up 9 percent compared to $1,848 million in the first quarter 2018. The increase in net sales for the quarter was spread across numerous programs.
MS recorded $190 million of operating income in the first quarter 2019 compared to $212 million in the first quarter 2018. The decrease in operating income for the quarter was primarily due to lower net program efficiencies and a change in program mix, partially offset by higher volume.
During the quarter, MS booked $102 million for Evolved Seasparrow Missiles (ESSM®) and $93 million for Rolling Airframe Missiles (RAMTM), both for the U.S. Navy and international customers. MS also booked $154 million on a number of classified contracts.

Space and Airborne Systems
	1st Quarter
($ in millions)	2019	2018	% Change
Net Sales	$1,653	$1,568	5%
Operating Income	$212	$193	10%
Operating Margin	12.8%	12.3%
Space and Airborne Systems (SAS) had first quarter 2019 net sales of $1,653 million, up 5 percent compared to $1,568 million in the first quarter 2018. The increase in net sales for the quarter was primarily driven by higher net sales on classified programs.
SAS recorded $212 million of operating income in the first quarter 2019 compared to $193 million in the first quarter 2018. The increase in operating income for the quarter was primarily due to higher volume and a favorable change in program mix and other performance.
During the quarter, SAS booked $288 million on the Advanced Synthetic Aperture Radar System (ASARS) program and $90 million for the Next Generation Overhead Persistent Infrared (Next Gen OPIR) program, both for the U.S. Air Force. SAS also booked $451 million on a number of classified contracts.

Forcepoint
	1st Quarter
($ in millions)	2019	2018	% Change
Net Sales	$158	$141	12%
Operating Income (Loss)	$(9)	$(7)	NM
Operating Margin	(5.7)%	(5.0)%

NM = Not Meaningful

Forcepoint had first quarter 2019 net sales of $158 million, up 12 percent compared to $141 million in the first quarter 2018.
Forcepoint recorded a loss of $9 million in the first quarter 2019 compared to a loss of $7 million in the first quarter 2018.

About Raytheon
Raytheon Company, with 2018 sales of $27 billion and 67,000 employees, is a technology and innovation leader specializing in defense, civil government and cybersecurity solutions. With a history of innovation spanning 97 years, Raytheon provides state-of-the-art electronics, mission systems integration, C5I® products and services, sensing, effects, and mission support for customers in more than 80 countries. Raytheon is headquartered in Waltham, Massachusetts. Follow us on Twitter.

Conference Call on the First Quarter 2019 Financial Results
Raytheon’s financial results conference call will be held on Thursday, April 25, 2019 at 9 a.m. ET. Participants will include Thomas A. Kennedy, Chairman and CEO; Anthony F. O’Brien, vice president and CFO; and other company executives.
The dial-in number for the conference call will be (866) 588-8312 in the U.S. or (409) 220-9941 outside of the U.S. The conference call will also be audiocast on the Internet at www.raytheon.com/ir. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.
Interested parties are encouraged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.
Disclosure Regarding Forward-looking Statements
This release and the attachments contain forward-looking statements, including information regarding the company’s financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the company’s current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The company’s actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: the company’s dependence on the U.S. government for a significant portion of its business and the risks associated with U.S. government sales, including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration, a government shutdown, or otherwise, uncertain funding of programs, potential termination of contracts and performance under undefinitized contract awards; difficulties in contract performance; the resolution of program terminations; the ability to procure new contracts; the risks of conducting business in foreign countries; the unpredictability of timing of international bookings; the ability to comply with extensive governmental regulation, including export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anti-corruption requirements including the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations; dependence on U.S. government approvals for international contracts; changes in government procurement practices; the impact of competition; the ability to develop products and technologies, and the impact of associated investments and costs; the ability to recruit and retain qualified personnel; the impact of potential security and cyber threats, and other disruptions; the risk that actual pension returns, discount rates or other actuarial assumptions, including the long-term return on asset assumption, are significantly different than the company’s current assumptions; the risk of cost overruns, particularly for the company’s fixed-price contracts; dependence on material and component availability, subcontractor and partner performance and key suppliers; risks of a negative government audit; risks associated with acquisitions, investments, dispositions, joint ventures and other business arrangements; the ability to grow in the government and commercial cybersecurity markets; risks of an impairment of goodwill or other intangible assets; the impact of financial markets and global economic conditions; the use of accounting estimates in the company’s financial statements; the outcome of contingencies and litigation matters, including government investigations; the risk of environmental liabilities; changes in tax laws and regulations, or their interpretation; and other factors as may be detailed from time to time in the company’s public announcements and Securities and Exchange Commission filings. The company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release, including any acquisitions, dispositions or other business arrangements that may be announced or closed after such date.

# # #

Attachment A
Raytheon Company
Preliminary Statement of Operations Information
First Quarter 2019
(In millions, except per share amounts)

	Three Months Ended
	31-Mar-19	1-Apr-18

Net sales	$6,729	$6,267
Operating expenses
Cost of sales	4,877	4,532
General and administrative expenses	739	694
Total operating expenses	5,616	5,226
Operating income	1,113	1,041
Non-operating (income) expense, net
Retirement benefits non-service expense	181	239
Interest expense	44	47
Interest income	(13)	(7)
Other (income) expense, net	(20)	5
Total non-operating (income) expense, net	192	284
Income from continuing operations before taxes	921	757
Federal and foreign income taxes	146	133
Income from continuing operations	775	624
Income (loss) from discontinued operations, net of tax	—	(1)
Net income	775	623
Less: Net income (loss) attributable to noncontrolling interests in subsidiaries	(6)	(10)
Net income attributable to Raytheon Company	$781	$633

Basic earnings per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$2.77	$2.20
Income (loss) from discontinued operations, net of tax	—	—
Net income	2.77	2.20

Diluted earnings per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$2.77	$2.20
Income (loss) from discontinued operations, net of tax	—	—
Net income	2.77	2.19

Amounts attributable to Raytheon Company common stockholders:
Income from continuing operations	$781	$634
Income (loss) from discontinued operations, net of tax	—	(1)
Net income	$781	$633

Average shares outstanding
Basic	281.9	288.5
Diluted	282.2	288.8

Attachment B
Raytheon Company
Preliminary Segment Information
First Quarter 2019
(In millions, except percentages)
					Operating Income
	Net Sales		Operating Income		As a Percent of Net Sales
	Three Months Ended		Three Months Ended		Three Months Ended
	31-Mar-19	1-Apr-18	31-Mar-19	1-Apr-18	31-Mar-19	1-Apr-18

Integrated Defense Systems	$1,550	$1,489	$258	$273	16.6%	18.3%
Intelligence, Information and Services	1,777	1,582	187	117	10.5%	7.4%
Missile Systems	2,006	1,848	190	212	9.5%	11.5%
Space and Airborne Systems	1,653	1,568	212	193	12.8%	12.3%
Forcepoint	158	141	(9)	(7)	(5.7)%	(5.0)%
Eliminations	(414)	(357)	(47)	(40)
Total business segment	6,730	6,271	791	748	11.8%	11.9%
Acquisition Accounting Adjustments	(1)	(4)	(28)	(33)
FAS/CAS Operating Adjustment	—	—	366	354
Corporate	—	—	(16)	(28)
Total	$6,729	$6,267	$1,113	$1,041	16.5%	16.6%

Attachment C
Raytheon Company
Other Preliminary Information
First Quarter 2019
(In millions)

Backlog	31-Mar-19	31-Dec-18

Integrated Defense Systems	$11,380	$11,557
Intelligence, Information and Services	6,377	6,233
Missile Systems	12,664	13,976
Space and Airborne Systems	10,157	10,126
Forcepoint	495	528
Total backlog	$41,073	$42,420

	Three Months Ended
Bookings	31-Mar-19	1-Apr-18

Total bookings	$5,368	$6,311

	Three Months Ended
General and Administrative Expenses	31-Mar-19	1-Apr-18

Administrative and selling expenses	$544	$528
Research and development expenses	195	166
Total general and administrative expenses	$739	$694

Cash, Cash Equivalents and Restricted Cash	31-Mar-19	31-Dec-18

Cash and cash equivalents	$2,093	$3,608
Restricted cash	12	16
Cash, cash equivalents and restricted cash shown in Attachment E	$2,105	$3,624

Attachment D
Raytheon Company
Preliminary Balance Sheet Information
First Quarter 2019
(In millions)

	31-Mar-19	31-Dec-18

Assets
Current assets
Cash and cash equivalents	$2,093	$3,608
Receivables, net	1,424	1,648
Contract assets	5,971	5,594
Inventories	882	758
Prepaid expenses and other current assets(1)	586	529
Total current assets	10,956	12,137

Property, plant and equipment, net	2,899	2,840
Operating lease right-of-use assets(1)	816	805
Goodwill	14,882	14,864
Other assets, net	2,023	2,024
Total assets	$31,576	$32,670

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities
Commercial paper and current portion of long-term debt	$800	$300
Contract liabilities	2,930	3,309
Accounts payable	1,361	1,964
Accrued employee compensation	995	1,509
Other current liabilities(1)	1,594	1,381
Total current liabilities	7,680	8,463

Accrued retiree benefits and other long-term liabilities(1)	6,848	6,922
Long-term debt	4,256	4,755
Operating lease liabilities(1)	652	647

Redeemable noncontrolling interests	432	411

Equity
Raytheon Company stockholders’ equity
Common stock	3	3
Additional paid-in capital	—	—
Accumulated other comprehensive loss	(8,399)	(8,618)
Retained earnings	20,104	20,087
Total Raytheon Company stockholders’ equity	11,708	11,472
Noncontrolling interests in subsidiaries	—	—
Total equity	11,708	11,472
Total liabilities, redeemable noncontrolling interests and equity	$31,576	$32,670

(1)
In the first quarter 2019 we adopted Accounting Standards Update (ASU) 2016-02, Leases (Topic 842). As a result we recast certain amounts on our balance sheet to reflect the recognition of operating lease right-of-use assets and operating lease liabilities and other reclassifications. Included in other current liabilities is $201 million and $194 million at March 31, 2019 and December 31, 2018, respectively, related to the current portion of operating lease liabilities.

Attachment E
Raytheon Company
Preliminary Cash Flow Information
First Quarter 2019
(In millions)
	Three Months Ended
	31-Mar-19	1-Apr-18

Cash flows from operating activities
Net income	$775	$623
(Income) loss from discontinued operations, net of tax	—	1
Income from continuing operations	775	624
Adjustments to reconcile to net cash provided by (used in) operating activities from continuing operations, net of the effect of acquisitions and divestitures
Depreciation and amortization	140	135
Stock-based compensation	59	63
Deferred income taxes	(44)	(77)
Changes in assets and liabilities
Receivables, net	236	(314)
Contract assets and contract liabilities	(731)	(174)
Inventories	(124)	(46)
Prepaid expenses and other current assets	(59)	138
Income taxes receivable/payable	181	290
Accounts payable	(484)	(167)
Accrued employee compensation	(523)	(420)
Other current liabilities	3	(60)
Accrued retiree benefits	219	306
Other, net	(59)	(15)
Net cash provided by (used in) operating activities from continuing operations	(411)	283
Net cash provided by (used in) operating activities from discontinued operations	—	1
Net cash provided by (used in) operating activities	(411)	284
Cash flows from investing activities
Additions to property, plant and equipment	(274)	(219)
Additions to capitalized internal use software	(10)	(12)
Maturities of short-term investments	—	309
Payments for purchases of acquired companies, net of cash received	(8)	—
Other	—	(1)
Net cash provided by (used in) investing activities	(292)	77
Cash flows from financing activities
Dividends paid	(245)	(230)
Net borrowings (payments) on commercial paper	—	—
Repurchases of common stock under share repurchase programs	(500)	(400)
Repurchases of common stock to satisfy tax withholding obligations	(66)	(72)
Other	(5)	(5)
Net cash provided by (used in) financing activities	(816)	(707)
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,519)	(346)
Cash, cash equivalents and restricted cash at beginning of the year	3,624	3,115
Cash, cash equivalents and restricted cash at end of period	$2,105	$2,769